Exhibit 10.4

SECOND AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

This Second Amendment to Common Stock Purchase Agreement (this “Amendment”), dated as of August [__], 2026, is by and between Kustom Entertainment, Inc., a Nevada corporation (the “Company”), and Yield Point NY LLC, a New York limited liability company (the “Investor”). Except as otherwise defined herein, all capitalized terms shall have the meanings set forth in the Common Stock Purchase Agreement, dated September 15, 2025, as amended, between the Company and the Investor (the “Purchase Agreement”).

WHEREAS, pursuant to Annex I of the Purchase Agreement (“Annex I”), ELOC Purchase Maximum Amount is defined as (A) such number of shares of Common Stock equal to the lowest of: of (i) 75% of the average daily trading volume over the five (5) Trading Days before the ELOC Purchase Exercise Date, (ii) 25% of the daily trading volume on the ELOC Purchase Exercise Date, and (iii) $600,000 divided by the last closing price on the applicable ELOC Purchase Exercise Date, or (B) if the aggregate daily trading volume exceeds 1000% of the initial ELOC Purchase Share Amount, then such number of shares of Common Stock equal to 600% of the number of shares of Common Stock in (A).

WHEREAS, the Purchase Agreement requires any amendment to be approved in writing by the Company and the Investor; and

WHEREAS, the Company and the Investor desire to amend Annex I to the Purchase Agreement pursuant to the terms hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Investors and the Company hereby agree as follows:

The defined term ELOC Purchase Maximum Amount shall be amended and restated in its entirety as follows: “ELOC Purchase Maximum Amount” means, with respect to a ELOC Purchase made pursuant to Section 3.1, a number of shares equal to the Beneficial Ownership Limitation; provided however, if the Investor sells shares of Common Stock during the ELOC Purchase Valuation Period, then the Company may direct the Investor to purchase additional shares of Common Stock subject to the Beneficial Ownership Limitation.”

5. Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

6. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

9. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

INVESTOR:

YIELD POINT NY LLC

By:	/s/ Ari Kluger
Name:	Ari Kluger
Title:	Authorized Person

2